Exhibit 21.1

Subsidiaries of
Apple REIT Six, Inc.
At December 31, 2012
(The state of incorporation or organization of each subsidiary is Virginia, except as noted)

A. Direct Subsidiaries
Apple Fund Management, LLC
Apple Six Hospitality, Inc.
Apple Six Residential, Inc.
Apple Six Ventures, Inc.
Apple Air Holding, LLC (26% ownership)

B. Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)
Appleseed Interactive, LLC
Apple Six Anchorage, Inc.
Apple Six Anchorage Management, Inc.
Apple Six Foothill Ranch, Inc.
Apple Six Foothill Ranch Services, Inc.
Apple Six Hospitality Management, Inc.
Apple Six Hospitality Ownership, Inc.
Apple Six Hospitality Texas, L.P.
Apple Six NC GP, Inc.
Apple Six NC LP, Inc.
Apple Six North Carolina, L.P.
Apple Six Services I, LLC
Apple Six Services II, LLC
Apple Six Services III, LLC
Apple Six Services AK Holdings, Inc.
Apple Six Services Anchorage I, LLC
Apple Six Services Anchorage II, LLC
Apple Six Services General, Inc.
Apple Six Services Glendale, Inc.
Apple Six Services Hillsboro CY, Inc.
Apple Six Services Huntsville, Inc.
Apple Six Services Limited, Inc.
Apple Six Services Montgomery, Inc.
Apple Six Services Savannah, Inc.
Apple Six Services TN General, Inc.
Apple Six Services TN Limited, Inc.
Apple Six Services Tennessee, L.P.
Apple Six SPE Fort Worth, Inc.
Apple Six SPE Hillsboro CY, Inc.
Apple Six Tennessee, Inc.
Apple Six Texas General, Inc.
Apple Six Texas Limited, Inc.
Blumberg-Dothan Motel II, LLC *
Davis Highway Motel, Inc. **
RI-Lakeland, LLC **
Sunbelt-CAG, LLC *
Sunbelt-CPC, LLC **
Sunbelt-FCF, LLC **
Sunbelt-FOF, LLC **
Sunbelt-IDA, LLC *
Sunbelt-IPF, LLC **
Sunbelt-RCG, LLC *
Sunbelt Hotel Enterprises, Inc. *
Sunbelt Hotels-Florida II, LLC **
Sunbelt-Huntsville II, LLC *

*	State of organization is Alabama.
**	State of organization is Florida.